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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Rouse Company:

        We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707 and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235, 333-32277 and 333-72256) and Form S-4 (File No. 333-01693) of our report dated February 20, 2003, except as to note 18, which is as of March 7, 2003, relating to the consolidated balance sheets of The Rouse Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and related schedules, which report appears in the December 31, 2002 Annual Report on Form 10-K of The Rouse Company.

Our report refers to the adoption by the Company of Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and the provisions related to the rescission of SFAS No. 4 of SFAS 145, Rescission of FASB Statements No. 4, 44 and 64 and Amendment of FASB Statement No. 13 and Technical Corrections, in 2002.

Baltimore, Maryland
March 25, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS